                                                                   EXHIBIT 10.27
                      DATED THE 3RD DAY OF SEPTEMBER 1999





                                       By



                     SILICON MANUFACTURING PARTNERS PTE LTD
                                   as Borrower



                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD.
                 LUCENT TECHNOLOGIES MICROELECTRONICS PTE. LTD.
                                 as Shareholders



                                  In Favour Of



                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                                as Security Agent



===============================================================================

                            SHAREHOLDERS UNDERTAKING

===============================================================================





                                      TSM&P

                 THIO SU MIEN & PARTNERS, Advocates & Solicitors
             30 Raffles Place, #26-01 Caltex House, Singapore 048622
              Telephone: (065) 534 4877 - Facsimile: (065) 534 4822

                                 C O N T E N T S

CLAUSE                                                           PAGE NO
========================================================================
    1.          DEFINITIONS............................................1
    2.          SHAREHOLDERS' OBLIGATIONS..............................3
    3.          REPRESENTATIONS AND WARRANTIES.........................6
    5.          CONTINUING OBLIGATIONS.................................8
    6.          CURRENCY INDEMNITY....................................10
    7.          EXPENSES..............................................10
    8.          CONFIRMATION..........................................10
    9.          ASSIGNMENT/TRANSFER...................................10
    10.         WAIVERS...............................................11
    11.         COMMUNICATIONS........................................11
    12.         PARTIAL INVALIDITY....................................12
    13.         GOVERNING LAW.........................................12

THIS UNDERTAKING is dated 3 September 1999 and made by:-


(1)  SILICON MANUFACTURING PARTNERS PTE LTD (the "Borrower"); and

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD. ("CSM") and LUCENT TECHNOLOGIES MICROELECTRONICS PTE. LTD. ("LTM") (collectively "the Shareholders" and each "the Shareholder")

     IN FAVOUR OF

(3) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED of 5 Shenton Way #37-03/04 UIC Building, Singapore 068808 as security trustee for the Secured Creditors (as hereinafter defined) (in such capacity, "the Security Agent").


WHEREAS:-


(A) CSM and LTM are the legal owners of 49 per cent. and 51 per cent. respectively, of the issued shares in the capital of the Borrower.

(B) At the request of the Borrower and the Shareholders, the Lenders (as hereinafter defined below) have agreed to make available to the Borrower Facilities in the aggregate not exceeding Singapore Dollars Two Hundred and Fifty Million (S$250,000,000.00) and United States Dollars Three Hundred Million (US$300,000,000.00) on and subject to the terms and conditions set out in the Facility Agreement dated September 1999 made between the Borrower, the banks and financial institutions listed in Schedule 1 thereto, as lenders, Citicorp Investment Bank (Singapore) Limited as Facility Agent for the Lenders and the Security Agent ("the Facility Agreement").

(C) In order to induce the Lenders to extend to the Borrower the Facilities the Shareholders have agreed to give certain undertakings to the Security Agent as security trustee for and for the benefit of the Secured Creditors and this Undertaking is executed pursuant thereto.


NOW THIS DEED WITNESSES as follows:-


1.       DEFINITIONS

1.1      In this Undertaking:-

         "Borrower" includes its successors in title;

          "Charged Assets" has the meaning ascribed to it in the Debenture;

          "Equity Funding" means the paid up share capital (including ordinary share capital and preference share capital) in the Borrower;

          "Lenders" means the Lenders and includes its successors in title, assignees and transferees;

          "Secured Creditors" has the meaning ascribed to it in the Facility Agreement;

          "Shareholders" means CSM and LTM and includes their respective successors;

          "Shareholding Percentage" means (1) in relation to CSM, 49% and (2) in relation to LTM, 51%; and

          "Sub-Lease Agreement" mans the sub-lease agreement dated 17th February 1998 made between CSM and the Borrower.

1.2 Unless otherwise stated or otherwise so required, terms defined or qualified in the Facility Agreement have the same meanings where used in this Undertaking.

1.3 Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Undertaking.

1.4       In this Undertaking, unless the context otherwise requires:-

          1.4.1 references to Clauses and Schedules are to be construed as references to clauses of, and the schedules to, this Undertaking and references to this Undertaking include the Schedules;

          1.4.2 references to (or to any specified provision of) this Undertaking or any other document in this Undertaking (including the recitals herein) shall be construed as references to this Undertaking, that provision or that document as in force for the time being and as amended, supplemented or modified from time to time;

          1.4.3 words importing the plural shall include the singular and vice versa;

          1.4.4 references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof;

          1.4.5 references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

         1.4.6 references to "the Shareholders" and the Shareholders howsoever expressed in this Undertaking shall be read as referring to both or (if the context so admits) any one or more of such persons and all covenants, agreements, undertakings, terms, stipulations and other provisions hereof shall unless otherwise provided, be deemed to be made by and be binding on both of them severally.

1.5 Unless otherwise stated or otherwise so required, any undertaking or representation given to, or obligation undertaken by, the Borrower and the Shareholders in favour of the Security Agent pursuant to this Undertaking shall be deemed to be given or created to or in favour of the Security Agent as security trustee for and for the benefit of the Secured Creditors in accordance with the terms of the Facility Agreement.


2.       SHAREHOLDERS' OBLIGATIONS

2.1 SHAREHOLDERS' UNDERTAKING: In consideration of the Lenders agreeing at the request of the Shareholders and the Borrower to extend the Facilities to the Borrower, the Shareholders hereby acknowledge incurring obligations and giving rights under this Undertaking for valuable consideration received from the Secured Creditors. Pursuant thereto, each of the Shareholders hereby severally and irrevocably and unconditionally undertake to the Security Agent and the Secured Creditors each for itself that it will for so long as the Secured Liabilities remain outstanding:-

         2.1.1 make Equity Funding in the aggregate amount equal to its Shareholding Percentage of S$425,000,000 by way of the subscription of shares (the "Shares") in the share capital of the Borrower in an aggregate amount stipulated in the schedule set forth below on or before:-

                           DATE                          AGGREGATED AMOUNT OF SHARE CAPITAL
                           ----                          ----------------------------------
                           30 June 1999                             S$190 million
                           31 December 1999                         S$300 million
                           30 June 2000                             S$350 million
                           31 December 2000                         S$425 million;

         2.1.2 notify the Facility Agent promptly of the Equity Funding made by it as aforesaid and in the event of failure to do so to notify the Facility Agent promptly;

         2.1.3 In the event of the occurrence of an Event of Default, the Shareholders shall accelerate the payment of their respective Shareholding Percentage of such remaining unpaid portion of the S$425,000,000 as is sufficient to cure the Event of Default;

         2.1.4 pay all Equity Funding and monies payable by it under Clause
               2.1.3 to the relevant Project Accounts;

         2.1.5 cause the Borrower to issue shares to it as aforesaid in accordance with Clause 2.1.1;

         2.1.6 not at any time terminate or take steps to terminate the Joint Venture Agreement without the prior written consent of the Majority Lenders;

         2.1.7 cause the Borrower to (a) complete physical equipment installation of the Project (b) to achieve Commercial Production and (c) to carry out the obligations of the Borrower under the ASAD Agreement at all times;

               2.1.7.1 each of the Shareholders will severally extend to the
                       Borrower such amounts of the Contingency Shareholders' Loan up to an aggregate amount at any time not exceeding its Shareholding Percentage of US$18,000,000 to finance any shortfall in the payment by the Borrower of the interest and principal then due under the Facilities after the sums due under the ASAD Agreement and paid to the Borrower has been fully utilised and payments by CSM under Clause 2.2.2 have been fully utilised;

               2.1.7.2 the maximum available amount of the Contingency
                       Shareholders Loan available to the Borrower shall be reduced in proportion to the reductions of the total principal outstanding of the Facilities taking into account any repayment, prepayment and reduction of the Facilities over the repayment tenor;

               2.1.7.3 subject to the then maximum available amount of the
                       Contingency Shareholders Loan, any amount of the Contingency Shareholders Loan repaid by the Borrower to the Shareholders pursuant to Clause 16.4.6 of the Facility Agreement shall be available to the Borrower for future drawings pursuant to Clause 2.1.7.1;

         2.1.8 not (as a party thereto in any capacity) vary or agree to vary any of the terms of the Project Documents which would adversely affect the repayment ability of the Borrower under the Facilities without the prior written consent of the Majority Lenders such consent not to be unreasonably withheld or delayed;

         2.1.9 not to initiate or continue any proceedings for the winding-up of the Borrower;

     2.1.10 not to mortgage, charge or otherwise encumber the Shareholders' shares in the Borrower.

2.2 CSM UNDERTAKINGS: CSM hereby agrees and undertakes to the Security Agent and the Secured Creditors that:-

     2.2.1 CSM will at all times legally and beneficially own (whether directly or indirectly) not less than 49% in the issued and paid-up capital of the Borrower;

     2.2.2 in respect of the direct sale by the Borrower of the wafers to customers designated by CSM ("the Customers"):-

           2.2.2.1 the Borrower shall at the end of every month take an account of the receivables paid for by the sale of wafers to the Customers and in the event that the Customers fail to pay for the wafers purchased as aforesaid when due and payable (the "Purchase Price" which expression shall include all amounts owing to the Borrower without any deduction or withholding for or on account of tax by the Customers), CSM undertakes with the Borrower that it will forthwith pay the Borrower at the end of that month an amount equal to such unpaid Purchase Price;

           2.2.2.2 if at the end of each month, the amount billed to the Purchasers and the said Customers is insufficient to cover the fixed and variable costs for the relevant wafers as provided in the ASAD Agreement, ("the shortfall") CSM undertakes with the Borrower that it will forthwith pay the Borrower at the end of that month the difference between the amount billed to the Customers during that month and the amount which would otherwise be payable by CSM under the ASAD Agreement as is sufficient to cover all fixed and variable costs of the relevant wafers if such wafers had been sold by the Borrower to CSM;

     2.2.3 in the event that the Sub-Lease Agreement is terminated it shall promptly inform the Security Agent of the termination. CSM shall at the written request of the Security Agent, for a further 3-month period after such termination, to allow the Security Agent the right to retain the Charged Assets in the Property for the purposes of disposing the Charged Assets within the 3 month period. Thereafter, the Security Agent can, if necessary, request for a further extension subject to CSM's consent which shall not be unreasonably withheld or delayed;

     2.2.4 in connection therewith, it will during such 3-month period allow the Security Agent, any Receiver or their agents and officers to enter into the Property and to sever (where required) with reasonable care and remove all the Charged Assets from the Property.

2.3 LTM UNDERTAKING: LTM undertakes that it will at all times legally and beneficially own (whether directly or indirectly) not less than 51% in the issued and paid-up capital of the Borrower.

2.4 CONTINUING OBLIGATIONS: The undertakings of the Shareholders under this Clause shall survive and continue notwithstanding any Event of Default or action taken by the Secured Creditors or any of them under the Financing Documents and for so long as the Secured Liabilities remains outstanding.

2.5  CONTINGENCY SHAREHOLDERS LOAN:

         2.5.1 The Borrower undertakes to repay the Contingency Shareholders Loan or any part thereof in accordance with Clause 16.4.6 of the Facility Agreement;

         2.5.2 in the event of a winding-up of the Borrower, the Contingency Shareholders Loan shall be subordinated to all amounts of the Secured Liabilities then owing by the Borrower to the Secured Creditors and that, accordingly, amounts payable to the Shareholders by the liquidator in respect of Contingency Shareholders Loans will be applied:-

                  2.5.2.1 first, in payment of the Secured Liabilities;
                          and

                  2.5.2.2 secondly, towards the payment of the
                          amount owing to each Shareholder in
                          respect of the Contingency
                          Shareholders Loans made by that
                          Shareholder;

2.6 INDEMNITY: Each of the Shareholders shall severally indemnify the Security Agent and the Secured Creditors for any loss, liability, expense or damage arising out of or incurred by reason of any breach by such Shareholder of this Undertaking. The Security Agent and the Secured Creditors may enforce their respective rights hereunder without first having recourse to the Borrower or any other party, security and guarantee.


3.       REPRESENTATIONS AND WARRANTIES

3.1 SHAREHOLDERS' WARRANTIES: Each of the Shareholders severally represents and warrants each for itself to and for the benefit of the Secured Creditors that:-

         3.1.1 STATUS: it is a company duly incorporated and validly existing under the laws of Singapore and has the power and authority to own its assets and to conduct the business which it conducts and/or proposes to conduct;

         3.1.2 POWERS: it has the power to enter into, exercise its rights and perform and comply with its obligations under this Undertaking;

         3.1.3 AUTHORISATIONS AND CONSENTS: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Undertaking, (b) to ensure that those obligations are valid, legally binding and enforceable, and (c) to make this Undertaking admissible in evidence in the courts of Singapore have been taken, fulfilled and done;

         3.1.4 NON-VIOLATION OF LAWS: its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Undertaking do not and will not violate, or exceed any power or restriction granted or imposed by, (a) any law to which it is subject or (b) its Memorandum and Articles of Association;

         3.1.5 OBLIGATIONS BINDING: this Undertaking is legally valid and binding and enforceable against it in accordance with its terms;

         3.1.6 MATERIAL ADVERSE CHANGE: there is no material adverse change in its assets and financial condition after its latest management or audited financial statements;

         3.1.7 ACKNOWLEDGEMENT: it benefits by executing this Undertaking.

3.2      CSM WARRANTIES:

         3.2.1 SHAREHOLDING: CSM warrants that CSM is (either directly or through any one or more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 49 per cent of the issued share capital of the Borrower and Singapore Technologies Pte Ltd is (either directly or through any one of more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent of the issued share capital of CSM; and

         3.2.2 JTC CONSENT: CSM warrants that as at the date hereof JTC has given its consent for the Sub-Lease Agreement and that the terms and conditions attached to the consent have been complied with;

3.3 LTM WARRANTIES: LTM warrants that LTM is (either directly or through any one or more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent of the issued share capital of the Borrower and Lucent Technologies International Inc is

          (either directly or through any one of more of its wholly-owned subsidiaries) the legal and beneficial owner of at least 51 per cent of the issued share capital of LTM.

3.4 REPETITION: each of the above representations and warranties (save for that in Clauses 3.1.6 and 3.2.2) will be correct and complied with on the date of each request for an Advance or the EDB Guarantee, on the date on which each Advance or EDB Guarantee is to be made or issued respectively, and on each day which is an Interest Payment Date and after the expiry of the Tranche A Facility, on each Guarantee Fee Payment Date and the Expiry Date as if repeated then by reference to the then existing circumstances.


4.       UNDERTAKINGS

Each of the Shareholders severally undertakes to each of the Security Agent and the Secured Creditors that:-

4.1 AUDITED ACCOUNTS: (a) as soon as reasonably practicable after the same are available and in any event within 120 days after the end of each of its financial years (beginning with the current one), it will deliver to the Facility Agent, with sufficient copies for all the Lenders, copies of its audited accounts as at the end of and for that financial year, and (b) as soon as reasonably practicable after the same are available and in any event within 45 days after the end of the first six months of each of its financial years (beginning with the six months ended in 1999) its unaudited accounts as at the end of and for the relevant six month period;

4.2 FURTHER ASSURANCE: it will from time to time on reasonable request by the Security Agent do or procure the doing of all such acts and will execute or procure the execution of all such documents as may be reasonably necessary for giving full effect to this Undertaking or securing to the Secured Creditors the full benefits of all rights, powers and remedies conferred upon the Secured Creditors in this Undertaking.

4.3 MATERIAL ADVERSE CHANGE: it will notify the Security Agent promptly if there is a material adverse change in its assets and financial condition operations or management of it or other conditions which will have a Material Adverse Effect on it or its ability to perform its obligations under the Transaction Documents.

4.4 NOTIFICATION OF LITIGATION: promptly upon it becoming aware of the same, inform the Security Agent of any litigation, arbitration, or other proceeding that is threatened against it or its assets which would have a Material Adverse Effect.


5.       CONTINUING OBLIGATIONS

5.1 This Undertaking shall be a continuing obligation notwithstanding any settlement of account or other matters whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee bill note or Encumbrance (whether created by the deposit of documents or otherwise) now or hereafter held by or available to the Security Agent and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Security Agent now or hereafter dealing with exchanging releasing varying or abstaining from perfecting or enforcing any of the same or any right which it may now or hereafter have or giving time for payment or indulgence or compounding with the Borrower or any other person liable.

5.2 This Undertaking shall be a continuing obligation and be valid and binding for all purposes notwithstanding:-

         5.2.1 any account ceasing to be current or any settlement of account or fluctuation in the amount for the time being owing by the Borrower to the Security Agent and the Secured Creditors or the existence of any credit balance at any time;

         5.2.2 the liquidation (whether voluntary or otherwise) or judicial management of the Borrower;

         5.2.3 any change by amalgamation, consolidation or otherwise which may be made in the constitution of the company by which the business of the Borrower may for the time being be carried on; or

         5.2.4 the determination or any variation of or increase in the Facilities or any part thereof granted by the Lenders to the Borrower or waiver or modification of the terms on which such facilities were granted.

5.3 Any settlement or discharge between the Agents and the Secured Creditors and the Borrower shall be conditional upon no security or payment to the Agents and the Secured Creditors by the Borrower, or any other person on behalf of the Borrower, being avoided or set aside or ordered to be refunded or reduced by virtue of any laws relating to bankruptcy, insolvency or liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Agents and the Secured Creditors shall be entitled to recover from the Borrower the value or amount of such security or payment from the Borrower as if such settlement or discharge had not occurred.

5.4 The Shareholders shall continue to have liabilities under this Undertaking notwithstanding any transfer of shares in the Borrower unless permitted by the Lenders on terms as required by the Lenders.

6.       CURRENCY INDEMNITY

Any payment or payments made to or for the account of the Security Agent or a Secured Creditor, as the case may be, being hereinafter in this Clause 6 referred to as the "Creditor" in a currency (the currency in which the relevant payment is made being hereinafter referred to as the "Relevant Currency") other than the currency in which such payment or payments are expressed to be payable hereunder (the currency in which the relevant payment is expressed to be payable being hereinafter referred to as the "Currency of Account") (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Shareholder or otherwise) shall only constitute a discharge to the Shareholder to the extent of the Currency of Account which the Creditor is able, in accordance with its usual practice, to purchase with the amount so received or recovered in the Relevant Currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount of the Currency of Account is less than the amount expressed to be due to the Creditor hereunder, the Shareholder shall indemnify it against any loss sustained by it as a result. In any event, the Shareholder shall indemnify the Creditor against the cost of making any such purchase. For the purpose of this Clause 6, it shall be sufficient for the Security Agent or Secured Creditor, as the case may be, to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.


7.       EXPENSES

Each of the Shareholders shall pay on demand all costs and expenses (including stamp, and other legal expenses) reasonably incurred by the Security Agent and the Secured Creditors in protecting or enforcing any rights against it under this Undertaking.


8.       CONFIRMATION

Each of the Shareholders confirm with the Borrower that insofar as the Project Documents require the parties thereto to preserve confidentiality, such requirement is waived in respect of the provision by the Borrower of information to the Security Agent and the Secured Creditors and to their potential assignees and transferees and as required by law or regulations.


9.       ASSIGNMENT/TRANSFER

9.1 This Undertaking shall be binding upon and enure to the benefit of the Security Agent, the Secured Creditors, the Borrower and the Shareholders.

9.2 The Shareholders may not assign or transfer any of its rights or obligations under this Undertaking.

9.3 The Security Agent may assign or transfer all or any part of its rights or obligations under this Undertaking to any person which is to replace the Security Agent under the Facility Agreement.

9.4 Any change in the constitution of the Security Agent or any Secured Creditor or its absorption into, or amalgamation with, any other person or the acquisition of all or any part of its undertaking by any other person shall not in any way prejudice or affect its rights under this Undertaking.


10.      WAIVERS

No failure on the part of the Secured Creditors or any of them to exercise, and no delay on its part in exercising, any right or remedy under this Undertaking will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Undertaking are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).


11.      COMMUNICATIONS

11.1 ADDRESSES: Each communication under this Undertaking shall be made by fax, telex or otherwise in writing. Each communication or document to be delivered to any party under this Undertaking shall be sent to that party at the fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to the other parties hereto (or, in the case of each of the Secured Creditors, by it to each other party) for the purpose of this Undertaking. The initial fax number, address and person (if any) so designated by the Shareholders and the Borrower are set out against their names at the end of this Undertaking, and the initial fax number, address and person (if any) so designated by the Security Agent are set out below:

                  Address           :       300 Tampines Avenue 5 #07-00
                                            Tampines Junction
                                            Singapore 529653
                  Fax               :       426 8056
                  Attention         :       Ms Kumari Bala-Mohan

11.2 DEEMED DELIVERY: Any communication under this Undertaking shall be deemed to have been received (if sent by fax) on the day of despatch or (in any other case) when left at the address required by Clause 11.1 or within two days after being sent by prepaid post addressed to it at that address.

12.      PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Undertaking under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


13.      GOVERNING LAW

This Undertaking shall be governed by and construed in accordance with Singapore law and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

IN WITNESS WHEREOF the Borrower and the Shareholders have executed this Undertaking.



The Borrower

The Common Seal of SILICON          )
MANUFACTURING PARTNERS PTE          )
LTD was hereunto affixed in the     )
presence of:-                       )



/s/ JEFF MOWLA                       Director
-----------------------------------
    Jeff Mowla


/s/ BARRY WAITE                      Director
-----------------------------------
    Barry Waite


Address:          60, Woodlands Industrial Park D Street 2
                  Singapore 738406
Fax Number:       362 2909
Attention:        Director of Finance



The Shareholders

The Common Seal of                 )
CHARTERED SEMICONDUCTOR            )
MANUFACTURING LTD.                 )
was hereunto affixed in the        )
presence of:-                      )



/s/ BARRY WAITE                      Director
-----------------------------------
    Barry Waite


/s/ CHUA SU LI                       Secretary
-----------------------------------
    Chua Su Li

Address:          60, Woodlands Industrial Park D, Street 2
                  Singapore 738406
Fax Number:       362 2909
Attention:        Legal Department


The Common Seal of                  )
LUCENT TECHNOLOGIES                 )
MICROELECTRONICS PTE.  LTD.         )
was hereunto affixed in the         )
presence of:-                       )



         /s/ JEFF MOWLA               Director
-------------------------------------
             Jeff Mowla

         /s/ NIAM CHONG LOONG         Director
-------------------------------------
             Niam Chong Loong


Address:          3, Kallang Sector, Kolam Ayer Industrial Park
                  Singapore 349278
Fax Number:       840 2560
Attention:        Managing Director


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